UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 10, 2019

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information in Item 2.03 is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

We are filing this Form 8-K because we have increased the debt under our existing commercial paper program (the “CP Program”) to an aggregate total amount outstanding of $725 million on January 10, 2019 compared to outstanding commercial paper of $250 million at December 12, 2018, as disclosed in our Form 8-K filed December 14, 2018. The outstanding commercial paper on January 10 had various maturity dates, ranging from 1 to 36 days from the date of this Form 8-K, and had a weighted average interest rate of 2.88%. We have used, and expect to use, the net proceeds from the sale of our commercial paper for working capital and other general corporate purposes, including (a) to pay the cash consideration of the Elite Comfort Solutions, Inc. (“ECS”) acquisition (the “ECS Acquisition”), (b) to finance the repayment of existing debt of ECS, and (c) to pay fees and expenses incurred in connection with the ECS Acquisition ((a), (b) and (c) collectively referred to as the “ECS Financing”). Reference is made to the Stock Purchase Agreement by and among us, ECS, and Elite Comfort Solutions LP, dated November 6, 2018 which is attached as Exhibit 2.1 to our Form 8-K filed November 7, 2018. The Company anticipates funding approximately $750 million of the approximate $1.25 billion cash purchase price of the ECS Acquisition through commercial paper borrowings. As such, we expect to further increase our outstanding commercial paper borrowings by approximately $125 million leading up to the anticipated mid-January closing of the ECS Acquisition. After the transaction closes, the Company will evaluate financing alternatives for the reduction of outstanding commercial paper.

As previously reported, the Board of Directors of the Company, on December 12, 2018, authorized management to increase the capacity under our CP Program from $800 million to $1.2 billion concurrent with the execution of the Third Amended and Restated Credit Agreement (the “Credit Agreement”). The Credit Agreement, which matures January 3, 2024, acts as support for the marketability of our CP Program. It contains a “Revolving Facility” of up to $1.2 billion, and a “Tranche A Term Facility” that provides for a one-time draw of up to $500 million, to be used solely for the ECS Financing. However, if the “Acquisition Funding Date” of the ECS Acquisition does not occur on or before the “Commitment Termination Date” (each as defined in the Credit Agreement), the Revolving Facility will permanently revert back to $800 million and the Tranche A Term Facility will terminate. Reference is made to our Third Amended and Restated Credit Agreement, dated December 12, 2018, filed December 14, 2018 as Exhibit 10.1 to our Form 8-K.

We issue commercial paper pursuant to a Commercial Paper Issuing and Paying Agent Agreement previously entered into between us and U.S. Bank National Association, dated December 2, 2014, including the Master Note, filed December 5, 2014 as Exhibit 10.1 to our Form 8-K. U.S. Bank National Association acts as depositary for safekeeping of our commercial paper and to receive funds on our behalf, as well as issuing and paying agent for the commercial paper. The commercial paper is marketed and sold through certain dealers selected by us (each a “Dealer”) pursuant to the Form of Amended and Restated Commercial Paper Dealer Agreement, filed December 5, 2014 as Exhibit 10.2 to our Form 8-K. Each Dealer Agreement provides for the terms under which the respective Dealer will either purchase from us or arrange for the sale by us of the commercial paper in transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended. The Dealer Agreements are substantially identical, in all material respects, and contain customary representations, warranties, covenants and indemnification provisions.

Our commercial paper is issued in $250,000 minimum face or principal amounts at par less a discount representing an interest factor, or at par, if interest bearing, with interest established based upon market conditions and credit ratings in effect at the time of issuance. The maturities of the commercial paper will vary but may not exceed 270 days. The commercial paper is not subject to voluntary pre-payment by us or redemption prior to maturity. The commercial paper ranks equally with all of our other unsecured and unsubordinated indebtedness. The commercial paper is subject to certain event of default provisions, including those related to non-payment of principal or interest when due and the bankruptcy or insolvency of our Company, which shall cause the commercial paper to become immediately due and payable. The amounts available under our CP Program may be borrowed, repaid and re-borrowed from time to time.

Over the long term, and subject to our capital needs, market conditions and alternative capital market opportunities, we expect to maintain the indebtedness under the CP Program by continuously repaying and reissuing the commercial paper until such time as the outstanding commercial paper is replaced with long-term debt. We view the commercial paper as a source of long-term funds and have classified the borrowings under the CP Program as long-term borrowings on our balance sheet. The foregoing is only a summary of certain terms and conditions of our CP Program, the Issuing and Paying Agent Agreement and the Form of Amended and Restated Commercial Paper Dealer Agreement, and is qualified in its entirety by reference to such agreements which are incorporated herein by reference.

U.S. Bank National Association and the Dealers and/or their affiliates have provided from time to time, and may continue to provide, commercial banking and related services, as well as investment banking, financial advisory and other services to us and our affiliates, for which we have paid, and intend to pay customary fees, and, in some cases, out-of-pocket expenses.

The commercial paper will not be, and has not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered, reoffered or sold in the United States, or elsewhere, absent registration or applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any commercial paper, nor shall there be any sale of the commercial paper in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or an exemption. This Form 8-K is not intended to condition the market in the United States, or elsewhere, for the issuance of any commercial paper.

Statements in this Form 8-K that are not historical in nature are “forward-looking,” including, without limitation, our expectations regarding our plans to use commercial paper indebtedness and a Tranche A Term Loan to pay for the ECS Financing, and to maintain the indebtedness under our CP Program until such time as the commercial paper is replaced with long-term debt. These statements involve uncertainties and risks, including, without limitation, (i) our ability to consummate the ECS Acquisition, (ii) increases or decreases in our capital needs, which may vary depending on a variety of factors, including, without limitation, any other acquisition or divestiture activity and our working capital needs, (iii) market conditions, and (iv) alternative capital market opportunities, including, without limitation, the relative attractiveness of longer-term debt financing or equity financing. Any forward-looking statement reflects only our beliefs when the statement is made. Actual results could differ materially from our expectations, and we do not undertake any duty to update these statements.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement by and among Leggett & Platt, Incorporated, Elite Comfort Solutions, Inc. and Elite Comfort Solutions LP, dated November 6, 2018, filed November 7, 2018 as Exhibit 2.1 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845) Schedules to the Stock Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Stock Purchase Agreement contains a list briefly identifying the omitted schedules. Leggett agrees to furnish, supplementally, a copy of any omitted schedule to the SEC upon request.

10.1	Third Amended and Restated Credit Agreement, dated as of December 12, 2018, among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the Lenders named therein, filed December 14, 2018 as Exhibit 10.1 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

10.2	Commercial Paper Issuing and Paying Agent Agreement between U.S. Bank National Association and the Company, dated December 2, 2014, including Master Note, filed December 5, 2014 as Exhibit 10.1 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

10.3	Form of Amended and Restated Commercial Paper Dealer Agreement, filed December 5, 2014 as Exhibit 10.2 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: January 10, 2019	By:	/S/ SCOTT S. DOUGLAS
Scott S. Douglas
Senior Vice President –
General Counsel & Secretary

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